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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60997) pertaining to the Hastings Entertainment, Inc. Associates' 401(k) Plan of our report dated July 26, 2002, with respect to the financial statements and schedule of the Hastings Entertainment, Inc. Associates' 401(k) Plan included in this Annual Report (Form 11-K) for the year ended January 31, 2002.

                                                      /s/ Ernst & Young LLP

July 26, 2002
Fort Worth, Texas




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